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                                                                       Exhibit B

     ON Technology Alerts U.S. Attorney to Possible Misappropriation
                                of Company Funds

Cambridge, MA  April 8, 1999 -- Attorneys for ON Technology Corporation today reported to the U.S. Attorney's office in Boston that an estimated $300,000 in company funds have been misappropriated. The misappropriation was uncovered during a routine financial review conducted by the company's director of finance.

     During the course of the internal investigation, the company's former chief financial officer, John Bogdan, admitted to misappropriating company funds and submitted his resignation. It is suspected that the misappropriation occurred over the past 12 months. At this time, there is no reason to suspect that any other employees, either current or former, were involved in the misappropriation.

  "We will fully cooperate with the investigation by the U.S. Attorney's office and any other law enforcement agencies," said Herman Delatte, chief executive officer of ON Technology.  "Because of this ongoing investigation, we will not comment on the exact nature of the misappropriation or the disposition of the funds."

  The company's outside legal counsel, Epstein, Becker & Green, has contracted with the forensic audit practice of Ernst & Young to complete a formal investigation.

  Delatte emphasized that ON Technology is financially sound and that the missing funds will have little impact on the company's financial statements or its current cash position.

     "This situation will not adversely affect the company's ability to conduct business," said Delatte.  "Our employees and management remain committed to providing our customers with the highest quality products and service."


About ON Technology Corporation

ON Technology is a publicly traded company based in Cambridge, Massachusetts.

Founded in 1985, the company offers ON Command CCM, the leading desktop management and continuous configuration solution for enterprise networks.  ON

Command CCM provides immediate business value by lowering PC Total Cost of

Ownership (TCO), providing a high level of reliability and availability for business critical desktops, and accelerating strategic technology initiatives.


Additional information concerning ON Technology Corporation can be found at www.on.com.